UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-A/A
(Amendment No. 2)
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES ACT OF 1934
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact Name of Registrant as Specified in its Charter)
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Montana		81-0331430
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT	59101
(Address of principal executive offices)		(zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered
Class A common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
___________________ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

AMENDMENT NO. 2 TO FORM 8-A
First Interstate BancSystem, Inc., a Montana corporation (the “Registrant”), hereby amends in its entirety its Registration Statement on Form 8-A, originally filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2010, and as amended by Amendment No. 1 to Form 8-A filed with the SEC on October 23, 2017, with respect to its Class A common stock, no par value per share (the “Class A Common Stock”).

Item 1. Description of Registrant’s Securities to be Registered
A description of the Class A Common Stock of the Registrant is incorporated by reference to Exhibit 4.1 to the Registrant’s quarterly report on Form 10-Q (File No.: 001-34653) filed with the SEC for the quarter ended March 31, 2022, which report was filed with the SEC on May 9, 2022.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, First Interstate BancSystem, Inc. has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.

FIRST INTERSTATE BANCSYSTEM, INC.

Date: July 8, 2022	By:	/s/ Kirk D. Jensen
Kirk D. Jensen
Executive Vice President, General Counsel and Secretary